Exhibit 11
              Statement Regarding Computation of Per Share Earnings


                        2000                 1999                     1998
                       Shares               Shares                   Shares
                    Outstanding          Outstanding              Outstanding
                    -----------          -----------              -----------

JAN                  1,775,311            1,833,404                1,913,008
FEB                  1,774,811            1,824,659                1,852,770
MAR                  1,774,811            1,823,129                1,852,770
APR                  1,774,811            1,803,459                1,852,770
MAY                  1,774,811            1,798,747                1,852,770
JUN                  1,774,811            1,798,747                1,852,770
JUL                  1,771,311            1,794,797                1,852,770
AUG                  1,740,307            1,791,047                1,852,770
SEP                  1,726,481            1,784,997                1,837,770
OCT                  1,713,481            1,783,987                1,837,770
NOV                  1,713,091            1,777,177                1,837,770
DEC                  1,712,191            1,774,037                1,837,770
                    21,026,228           21,588,187               22,233,478
                    -----------          -----------              ----------

                            12                   12                       12
------------        -----------          -----------              -----------
Weighted
Average
Shares
Outstanding          1,755,182            1,802,165                1,857,282
------------        -----------          -----------              -----------

Net Income          $3,096,628           $2,632,813               $2,441,545
------------        -----------          -----------              -----------

Earnings Per
Share Basic              $1.76                $1.46                    $1.31
------------        -----------          -----------              -----------